Exhibit 10.1

BoS (USA) INC.

565 Fifth Avenue

New York, New York 10017

                                                                                                                October 31, 2007

FirstCity Financial Corporation

6400 Imperial Drive

Waco, Texas 76712

Gentlemen:

We refer to the Subordinated Delayed Draw Credit Agreement dated as of September 5, 2007 (the “Agreement”) among FirstCity Financial Corporation (the “Borrower”), the financial institutions which are parties to the Agreement (the “Lenders”) and BoS (USA) Inc., as agent (the “Agent”).

The Agent and the Borrower hereby agree and confirm that (1) the date in the introductory paragraph of Section 6 of the Agreement is amended to be November 16, 2007 and (2) Section 4.1 of the Agreement is hereby amended to provide that the Commitment Commission (as defined in such Section 4.1) shall be payable for the period commencing on the date of this letter (October 31, 2007) to and including the Maturity Date (as defined in the Agreement), the first such payment to be due and payable on December 26, 2007 (for the full period from the date of this letter to December 26, 2007).

Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms.

Please sign below to confirm the terms of this letter, which may be executed in counterparts, which when taken together shall constitute one and the same instrument.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York without reference to choice of law doctrine that would result in the application of the laws of another jurisdiction.  The execution and delivery of this letter shall not obligate the Agent to agree to any further amendments, waivers or consents.

This letter may be executed in counterparts, which when taken together shall constitute one and the same instrument.

Very truly yours,

BoS (USA) Inc.
Individually and as Agent

By:
Name:
Title:

AGREED:

FIRSTCITY FINANCIAL CORPORATION

By:
Name:
Title:

2